SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

PARK CITY GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 645-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a vote of Security Holders.

On December 9, 2013, Park City Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

Stockholders approved the election of Randall K. Fields, Robert P. Hermanns, Robert W. Allen, James R. Gillis, William S. Kies, Jr., Richard Juliano, Austin F. Noll, Jr. and Ronald C. Hodge to serve on the Board of Directors until the Company's next annual meeting of stockholders, or until their successors are elected and qualified.

	For	Against	Abstain	Not Voted
Randall K. Fields	8,807,398	44	9,429	6,096,272
Robert P. Hermanns	8,420,253	387,189	9,429	6,096,272
Robert W. Allen	8,807,422	20	9,429	6,096,272
James R. Gillis	8,807,356	86	9,429	6,096,272
William S. Kies, Jr.	8,747,735	59,707	9,429	6,096,272
Richard Juliano	8,807,417	25	9,429	6,096,272
Austin F. Noll, Jr.	8,804,917	2,525	9,429	6,096,272
Ronald C. Hodge	8,806,559	883	9,429	6,096,272

Proposal No. 2- Ratification of Shares Issued Pursuant to the 2011 Stock Incentive Plan and 2011 Employee Stock Purchase Plan

Stockholders ratified the issuance of shares pursuant to the Company's 2011 Stock Incentive Plan, as amended, and the 2011 Employee Stock Purchase Plan, as amended, between March 1, 2011 and March 29, 2013.

For	Against	Abstain	Not Voted
8,748,226	63,520	9,429	6,096,272

Proposal No. 3- Ratification of Appointment of Auditors

Stockholders ratified the appointment of HJ & Associates, LLC as the Company’s independent auditors for the fiscal year ending June 30, 2014.

For	Against	Abstain
14,894,036	12,135	5,972

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP, INC.

Date: December 11, 2013	By:	/s/ Edward L. Clissold
Edward L. Clissold
Chief Financial Officer